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                                                                   EXHIBIT 99.01
[LOGO]

UNITED CITIES GAS COMPANY
CUSTOMER STOCK PURCHASE PLAN
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INITIAL INVESTMENT FORM

PLEASE PRINT ALL ITEMS EXCEPT SIGNATURES. Return completed form in the provided postage-paid envelope. The Stock Purchase Date is the fifteenth of each month or, if such day is not a trading day, the trading day immediately preceding that day. Payment must be received by the Customer Stock Purchase Plan Administrator, Harris Trust and Savings Bank, at least seven days before the Stock Purchase Date. Payments which are received after the seventh day will be held for investment on the next succeeding purchase date.

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 A  ENROLLMENT
    I wish to enroll by depositing an initial cash investment. Enclosed is a
    check or money order for $                    ($250 minimum/$10,000 maximum)
    made payable to "Harris Trust and Savings Bank."

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 B  NAME AND ADDRESS

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    Name

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    Address

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    City, State, Zip

    Daytime Telephone (   )         Evening Telephone (   )

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    Optional. In case we have a question about your
    enrollment form.

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 C  ACCOUNT REGISTRATION
    TYPE OF ACCOUNT. Please check one box and provide all requested information. If you are a current shareholder, please list your name(s) exactly as it appears on your existing account. Variations of your name and address may result in the establishment of additional accounts and possible duplicate mailings.

     / / INDIVIDUAL OR JOINT -- Joint accounts will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Social Security number is required for tax reporting.

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         Owner's First Name           Middle Initial               Last Name

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         Owner's Social Security Number        Joint Owner's First Name

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         Middle Initial                Last Name

      / / CUSTODIAL -- A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfers to Minors Act in the minor's state of residence.

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          Custodian's First Name            Middle Initial       Last Name

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          Minor's First Name         Middle Initial        Last Name

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          Minor's Social Security Number          Minor's State of Residence

      / / TRUST -- Account established in accordance with the provisions of a trust agreement.

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          Trustee Name                    Beneficiary

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          Trust Date                      Tax ID Number

      / / CORPORATION, PARTNERSHIP OR OTHER ENTITY

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          Business Name                      Tax ID Number

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 D  SIGNATURES
    By signing this form, I request enrollment, certify that I have received and read the prospectus describing the United Cities Gas Company Customer Stock Purchase Plan and agree to abide by the terms and conditions of the Customer Stock Purchase Plan. Under penalties of perjury, I also certify that: (a) the number shown on this form is the correct Social Security number or Taxpayer ID number, and (b) I am not subject to backup withholding, either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (CHECK THIS BOX / / IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING OF INTEREST OR DIVIDENDS ON YOUR TAX RETURNS.)
    X                                          X
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    SIGNATURE            DATE                  SIGNATURE           DATE
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GENERAL GUIDELINES FOR COMMON
FORMS OF STOCK REGISTRATION

The manner in which stock may be registered is governed by various state laws. The following are intended as general guidelines indicating some of the more common forms of stock registration. If you have any questions regarding a specific form of registration, we suggest that you consult with an attorney.

OWNERSHIP BY INDIVIDUAL
It is desirable for an individual to always use exactly the same form of his/her name and address in stock transactions. Having one certificate issued in the name of John A. Doe, and another in the name of J.A. Doe, or the use of different addresses, can cause confusion and necessitates keeping multiple accounts for the same individual at increased cost to the company. The given name of an individual must be used, exclusive of titles such as "Dr.," "Mr.," "Rev." A woman should use her first name not that of her husband. For example:

                "JANE WHITNEY WILSON" NOT "MRS. JOHN W. WILSON"

OWNERSHIP BY TWO OR MORE INDIVIDUALS
Most states recognize the registration "As Joint Tenants with Right of Survivorship and not as Tenants in Common." This form of registration, shown as "JT TEN" following the names, provides for sole ownership to pass to the surviving owner upon the death of the other. For example:

                    "JOHN H. WILSON & JANE W. WILSON JT TEN"

The conjunction "OR" CANNOT be used in registering stock ownership. Other forms of multiple tenant registration, such as Tenants in Common, may also be used but may not provide for survivorship benefits. Should you have any questions about the appropriateness of the registration you wish to use, we suggest you consult with an attorney.

OWNERSHIP OF STOCK BY A MINOR
It is not common practice to register stock in an individual minor's name, since it may require court action to sell or transfer the shares prior to the minor attaining his/her age of majority. Custodial registration of an account, usually by a parent or an adult family member of the minor, does not require court action. The two forms of custodial registration most commonly used are:

                      Jane Wilson Custodian                                           Jane Wilson Custodian for
                       for Mary Ann Wilson                                         Mary Ann Wilson [Name of State]
      under the Uniform Gifts to Minors Act [Name of State]                         Uniform Transfer to Minors Act

PLEASE INCLUDE THE SOCIAL SECURITY NUMBER OF THE MINOR WHEN OPENING AN ACCOUNT. FOR YOUR CONVENIENCE, WE WILL REGISTER THE CUSTODIAL ACCOUNT TO THE APPROPRIATE STATE OF RESIDENCY PER THE ABOVE EXAMPLES.
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